Exhibit 99.1

Lenders’ Presentation

April 2015

Transaction and earnings update

• Timing: acquisition expected to close in Q2 2015 after regulatory approvals

• TTM and Viasystems have continued to perform well with strong Q4 2014:

• TTM Q4 2014 update:

– Net sales up 7% Y-o-Y and up 13% sequentially

– Adj. EBITDA up 4% Y-o-Y and up 39% sequentially 1

– Capex declined by $3mm and cash increased by $30mm compared to Q3 2014

• Viasystems Q4 2014 update:

– Net sales up 2% Y-o-Y and up 3% sequentially

– Adj. EBITDA1 up 2% Y-o-Y and up 8% sequentially 1

– Capex declined by $23mm and cash increased by $17mm compared to Q4 2013

• Q1 2015 guidance: TTM expects to be on the high end of previously disclosed guidance

– Net sales of approximately $329mm vs. $292mm in Q1 2014

– Non-GAAP earnings of approximately $0.13 vs. $0.01 in Q1 20142

– Adj. EBITDA of approximately $42mm vs. $29mm in Q1 20142

• Debt financing update: current financing structure of $775mm 1st lien term loan B and $175mm 2nd lien term loan to result in lower pro forma leverage profile of less than 3.4x

– TTM and Viasystems have generated cash and have paid down debt

1 Please refer to Adjusted EBITDA reconciliation in Appendix

2 Reconciliation of Q1 non-GAAP data is not available without unreasonable efforts and thus has not been included herein in compliance with applicable regulations

Overview of TTM end markets

($ billions)		% of TTM's 2014 net sales	2013 PCB TAM	2013 SAM	End market characteristics
Networking / Communications		33%	$4.7	$2.7	• Core supplier to a wide range of high-end networking products • 4G LTE network build out in China • Increasing IP traffic fueling infrastructure spend by service providers
Cellular Phone		23%	$9.6	$6.1	• Focus on rapidly growing smart phone segment • Growing business with leading and emerging smart phone manufacturers • Growth in emerging economies
Aerospace / Defense		16%	$2.2	$1.0	• Age and fuel economy driving airline fleet replacement • Defense modernization continues to drive key programs and product development • Approved defense budget restores some visibility and ordering
Computing / Storage / Peripherals		13%	$17.0	$4.2	• Significant penetration in tablet segment • Growth in mobile devices and tablets driving PCB complexity • Increasing demand for cloud services driving infrastructure products
Medical / Industrial / Instrumentation		9%	$3.5	$1.1	• Emerging use of advanced technologies in medical segment • Medical – MRI and ultrasound imaging, fluid analysis, laser surgery, patient monitoring • Instrumentation – semiconductor test equipment, network analyzers, GPS • Industrial – power grid controls, robotics, sensors
Other[1]		6%	$9.6	$1.8	• Growing supplier to automotive and transportation markets • Select consumer products (media devices, cameras)

Source: TTM filings, Prismark Partners and TTM estimates

Note: Total Available Market ("TAM") represents end-market demand as a whole. Serviceable Available Market ("SAM") represents those customers within the TAM that TTM can specifically target using existing sales channels

[1] Other includes consumer, automotive and transportation markets

11

TTM Technologies

Overview of Viasystems end markets

Extended parts approval process

Stringent quality standards

Significant scale required by volume production

Increasing data / voice / video volume

$189

$151

Source: Prismark; Viasystems provided

1 Sales breakdown between Industrial & Medical unavailable. Industrial & Medical combined comprised 24% of Viasystems’ 2014 net sales ($ billions)

% of Viasystems’ 2014 sales

33%

17%

Server / Data Storage

Enterprise datacenter spending demand

New datacom customers

$104

15%

Industrial

Demand for alternative energy

Opportunity in the automated test equipment market

New customers and cross-selling opportunities

$129

24%1

Medical

Development of increasingly complex medical devices

$96

24%1

Military / Aerospace

Cross-selling opportunities

China production in aerospace

$128

Source: Prismark; Viasystems provided

1 Sales breakdown between Industrial & Medical unavailable. Industrial & Medical combined comprised 24% of Viasystems’ 2014 net sales

Increases end market diversification

2014 net sales by end market1

17 Aerospace/ Defense 13% Automotive 17% Cellular Phone 12% Computing/ Storage/ Peripherals 11% Medical/ Industrial/ Instrumentation 16%

Networking/

Communications

29% Other 2%

Aerospace/

Defense

11% Automotive 33% Computing/ Storage/ Peripherals 7% Medical/ Industrial/ Instrumentation 24% Networking/ Communications 25%

Aerospace/

Defense

16%

Automotive

3%

Cellular Phone

23%

Computing/

Storage/

Peripherals

13% Medical/ Industrial/ Instrumentation 9% Networking/ Communications 33% Other (mostly Consumer) 3%

Note: TTM and Viasystems end market breakdown reclassified for illustrative purposes

1 Viasystems end market categorization was developed by TTM based on information obtained during the due diligence process. See Slide 12 for historical Viasystems presentation of end markets

Combination reduces impact of seasonality

7 Generates significant cost savings opportunities

Expected cost savings of $55 million annualized run rate within 12 months following consummation of the merger 1 Cost savings

$mm %

Labor2

Non-labor2

Plant operating efficiencies

Rationalizing overlapping functional areas and shared services

Salesforce realignment

Maximize overhead efficiencies

Avoid duplicative efforts

Service provider contract rationalization

Optimize manufacturing resources

Align assets to maximize efficiency

$22 40%

$20 36%

$13 24%

$55 100%

TOTAL:

1 Costs to achieve estimated at $26mm

2 Excludes labor and/or non-labor savings from any plant operating efficiencies

TTM Q4 2014 earnings highlights and Q1 2015 guidance

Q4 2014 highlights

($ millions) Net sales

Y-o-Y % growth

Adj. EBITDA1

Y-o-Y % growth

Capex Cash

Q1 2015 guidance

($ millions except EPS) Net sales

Y-o-Y % growth

Adj. EBITDA2

Y-o-Y % growth

Non-GAAP earnings2,3

Y-o-Y % growth

1

2013 Q4

$366.1 58.4 23.1

Q3 $345.3

2.0%

43.6

3.0%

29.5

2014

Q4 $390.9

6.8%

60.5

3.6%

26.2

• Strong net sales

• Adj. EBITDA improvement

• Controlled capex

• Strong cash flow generation

Q1 2014A $291.9

$29.1

$0.01

Previous guidance Q1 2015E $310.0 - 330.0

Not provided

$0.06 - 0.12

New guidance Q1 2015E $329

12.7% $42

44.3%

$0.13

1300%

• New estimates suggest a

~$13mm Y-o-Y improvement in TTM adj. EBITDA

1 Please refer to adjusted EBITDA reconciliation in Appendix; 2 Reconciliation of Q1 non-GAAP data is not available without unreasonable efforts and thus have not been included herein in compliance with applicable regulations; 3 Per diluted share

Capital expenditure breakdown

- TTM will continue to invest in advanced technology, although, not to the extent of FY2012 and FY2013. For FY2015, total cash flow capex is expected to be $100mm of which $45mm is for advanced technology. For FY2015, procurement capex is expected to be $70mm of which $22mm will be investments in advanced technology
- Excludes Viasystems capex projections for FY2015

TTM Technologies

FY2012


Investments in advanced technology
All other capex
42%
58%
Total: $140mm

FY2013


Investments in advanced technology
All other capex
43%
57%
Total: $103mm

FY2014


Investments in advanced technology
All other capex
41%
59%
For FY2014, cash flow capex was $110mm while actual purchases of capex were $70mm
Total: $110mm

- For TTM, there is a 12 – 18 month lag between the procurement (receipt of equipment) and the actual cash flow of capex

VIASYSTEMS

FY2012


Capacity additions / special projects¹
All other capex
52%
48%
Total: $120mm²

FY2013


Capacity additions / special projects¹
All other capex
51%
49%
Total: $109mm

FY2014


Capacity additions / special projects¹
All other capex
18%
82%
Total: $65mm

[1] Viasystems special projects include $54mm for 2012 and $23mm for 2013 primarily related to Zhongshan PRC capacity expansion to accept transfer of HZ operation after 3Q12 closure, Guangzhou PRC recovery from 3Q12 fire and Anaheim, CA factory relocation; [2] Pro forma for DDi acquisition which includes $11mm of DDi capex during Jan-May 2012; Source: TTM & Viasystems filings; Capex % breakdown provided by TTM & Viasystems

32

TTM Technologies

Sources & uses and pro forma capitalization

Sources & uses ($ millions)

Sources		Uses	
TTM cash	$179	Merger consideration[1]	$362
Viasystems cash	72	Repayment of existing Viaystems debt	610
Equity component of Merger consideration	115	Call premium and accrued interest on Viasystems 2019 notes[2]	59
U.S. ABL Facility	79	Refinance existing TTM debt and accrued interest	275
Asia ABL Facility	0	Refinance existing TTM convertible senior notes due May 2015	32
1st Lien Term Loan B Facility	775	Estimated fees & expenses[3]	58
2nd Lien Term Loan Facility	175		
	$1,396		$1,396

[1] The equity portion of the Merger Consideration and Merger Consideration were calculated using a stock price of $7.53 as of December 31, 2014; [2]Assumes call premium and accrued interest date of May 1, 2015 settlement date (accrued interest calculated from November 1, 2014 through May 1, 2015) [3] Includes legal, accounting, rating agency, financing and other fees and expenses

Existing and pro forma capitalization ($ millions)

	Actual Dec-14	Pro forma Dec-14	% of pro forma book cap.	xAdj. EBITDA w/ cost savings[1]
Cash & Cash Equivalents	$279	$100		
Existing Chinese $90mm RC due Mar-2016	0	-		
Existing Chinese term loan due Sep-2016	274	-		
U.S. ABL Facility	-	79		
Asia ABL Facility	-	0		
1st Lien Term Loan B Facility	-	775		
Total 1st lien secured debt	**274**	**854**	**40.4%**	**2.4x**
Net 1st lien secured debt	(5)	754	35.7%	2.1x
2nd Lien Term Loan Facility	-	175		
Total secured debt	**274**	**1,029**	**48.7%**	**2.8x**
Net secured debt	(5)	929	44.0%	2.6x
Existing uncommitted Chinese RC due Dec-2014	0	0		
Existing 1.75% convert. senior notes due Dec-2020	250	250		
Existing 3.25% convert. senior notes due May-2015	32	-		
Total debt	**556**	**1,279**	**60.5%**	**3.5x**
Net debt	277	1,179	55.8%	3.3x
Noncontrolling interest	-	4	0.2%	0.0x
Total stockholders equity[2]	715	831	39.3%	2.3x
Book capitalization	1,272	2,114	100.0%	5.8x
FY 2014 Pro forma Adj. EBITDA[1]				$362

[1] Assumes run rate $55mm of annualized cost savings and excludes costs to achieve such cost savings and taxes. Tax impact expected to be minimal due to existing NOLs. Assumes FY2014 TTM and Viasystems Adjusted EBITDA of $166mm and $141mm, respectively; [2] Pro forma book equity is adjusted for $115mm equity issuance

37

TTM Technologies